Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations
Elisabeth Heiss, Manager, Investor Relations
(617) 219-1440

Government Properties Income Trust Announces 2011 First Quarter Results

Newton, MA (May 5, 2011): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter ended March 31, 2011.

Results for the Quarter Ended March 31, 2011:

Funds from operations (FFO) were $19.5 million for the quarter ended March 31, 2011, compared to $12.6 million for the same quarter last year.  FFO per share for the quarter ended March 31, 2011 was $0.48, compared to $0.43 for the same quarter last year.

Net income for the quarter ended March 31, 2011 was $10.3 million, or $0.25 per share, compared to $6.9 million, or $0.24 per share, for the quarter ended March 31, 2010.

GOV’s weighted average number of common shares outstanding was 40,500,800 and 29,084,128 for the quarters ended March 31, 2011 and 2010, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to FFO for the quarters ended March 31, 2011 and 2010 appears later in this press release.

Recent Investment Activities:

Since January 1, 2011, GOV has acquired or has entered into purchase and sale agreements to acquire ten properties for an aggregate purchase price of $194.1 million, excluding acquisition costs, as follows:

•                  In February 2011, GOV acquired the previously disclosed office property located in Quincy, MA with 92,549 rentable square feet.  This property is 100% leased to four tenants, of which 90% is leased to the Commonwealth of Massachusetts and occupied by the Registry of Motor Vehicles as its headquarters.  The purchase price was $14.0 million, excluding acquisition costs.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

•                  Also in February 2011, GOV acquired two previously disclosed office properties located in Woodlawn, MD with 182,561 rentable square feet.  These properties are 100% leased to two tenants, of which 94% is leased to the U.S. Government and occupied by the Social Security Administration.  The purchase price was $28.0 million, excluding acquisition costs.

•                  In April 2011, GOV entered into a purchase agreement to acquire an office property located in Plantation, FL with 135,819 rentable square feet.  This property is 100% leased to the U.S. Government and occupied by the Internal Revenue Service.  The contract purchase price is $40.75 million, excluding acquisition costs.

•                  Also in April 2011, GOV entered into a purchase agreement to acquire two office properties located in Stafford, VA with 64,488 rentable square feet.  These properties are 100% leased to the U.S. Government and occupied by the Federal Bureau of Investigation.  The contract purchase price is $11.8 million, excluding acquisition costs.

•                  In May 2011, GOV entered into a purchase agreement to acquire three office properties located in Indianapolis, IN with 433,927 rentable square feet.  These properties are 99% leased to 19 tenants, of which 56% is leased to the U.S. Government and occupied by the U.S. Customs and Border Protection Agency.  The contract purchase price is $88.0 million, including the assumption of $50 million of mortgage debt and excluding acquisition costs.

•                  Also in May 2011, GOV entered into a purchase agreement to acquire an office property located in Montgomery, AL with 57,815 rentable square feet.  This property is 100% leased to the U.S. Government and serves as the office of the U.S. Attorney for the Middle District of Alabama.  The contract purchase price is $11.55 million, excluding acquisition costs.

The four pending acquisitions are subject to GOV’s satisfactory completion of diligence and other customary conditions; accordingly, GOV can provide no assurances that it will acquire these properties.

Conference Call:

On Thursday, May 5, 2011, at 1:00 p.m. Eastern Daylight Time, David Blackman, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the first quarter 2011 results.

The conference call telephone number is (800) 230-1059.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through midnight Eastern Daylight Time on May 12, 2011.  To hear the replay, dial (320) 365-3844.  The replay pass code is 179321.

A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, which is located at www.govreit.com.  Participants wanting to access the webcast should visit GOV’s website about five minutes before the call.  The archived webcast will be available for replay on GOV’s website for about one week after the call.

Supplemental Data:

A copy of GOV’s First Quarter 2011 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com.  GOV’s website is not incorporated as part of this press release.

Government Properties Income Trust is a real estate investment trust, or REIT, which owns properties located throughout the United States which are majority leased to the U.S. Government and several state government tenants.  As of March 31, 2011, GOV owned 58 properties with 7.1 million rentable square feet.  GOV is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of our operating results and financial condition.

Government Properties Income Trust

Condensed Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2011	2010
Rental income	$39,076	$23,355

Expenses
Real estate taxes	4,457	2,568
Utility expenses	3,507	1,677
Other operating expenses	6,769	3,557
Depreciation and amortization	8,386	4,880
Acquisition related costs	829	844
General and administrative	2,343	1,459
Total expenses	26,291	14,985

Operating income	12,785	8,370

Interest and other income	15	51
Interest expense (including net amortization of debt premiums and deferred financing fees of $418 and $532, respectively)	(2,537)	(1,531)
Equity in earnings (losses) of an investee	37	(28)

Income before income tax expense	10,300	6,862

Income tax expense	(46)	(11)
Net income	$10,254	$6,851

Calculation of FFO (1)
Net income	$10,254	$6,851
Plus: depreciation and amortization	8,386	4,880
Plus: acquisition related costs	829	844
FFO	$19,469	$12,575

Weighted average common shares outstanding	40,501	29,084

Per common share
Net income	$0.25	$0.24
FFO	$0.48	$0.43

(1)          We compute FFO as shown in the calculations above.  Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we exclude acquisition related costs from the determination of FFO.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because, by excluding the effects of certain historical amounts, such as acquisition related costs and depreciation expense, FFO can facilitate a comparison of operating performance between historical periods.  FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is one factor considered by our Board of Trustees in determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our unsecured revolving credit facility, the availability of debt and equity capital to us and our expectations of future capital requirements and operating performance.  Other REITs may calculate FFO differently than us.

Government Properties Income Trust

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	March 31,	December 31,
	2011	2010
ASSETS

Real estate properties:
Land	$150,209	$143,774
Buildings and improvements	864,712	833,719
	1,014,921	977,493
Accumulated depreciation	(137,018)	(131,046)
	877,903	846,447
Acquired real estate leases, net	62,569	60,097
Cash and cash equivalents	906	2,437
Restricted cash	1,820	1,548
Rents receivable, net	20,966	19,200
Deferred leasing costs, net	921	1,002
Deferred financing costs, net	3,455	3,935
Other assets, net	12,221	16,622
Total assets	$980,761	$951,288

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$155,000	$118,000
Mortgage notes payable	46,165	46,428
Accounts payable and accrued expenses	12,614	14,436
Due to affiliates	2,512	1,348
Acquired real estate lease obligations, net	13,421	13,679
	229,712	193,891

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 50,000,000 shares authorized, 40,500,800 shares issued and outstanding	405	405
Additional paid in capital	776,913	776,913
Cumulative other comprehensive income	6	2
Cumulative net income	51,590	41,336
Cumulative common dividends	(77,865)	(61,259)
Total shareholders’ equity	751,049	757,397
Total liabilities and shareholders’ equity	$980,761	$951,288

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED AGREEMENTS TO PURCHASE PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, SOME OR ALL OF THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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